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                                                                   Exhibit 5.1.1


                     [LETTERHEAD OF HOGAN & HARTSON L.L.P.]

                                  May 5, 1999


Board of Directors
OneMain.com, Inc.
8150 Leesburg Pike
6th Floor
Vienna, VA 22182

Ladies and Gentlemen:

          We are acting as counsel to OneMain.com, Inc., a Delaware corporation (the "Company"), in connection with Post-Effective Amendment No. 1 to its registration statement on Form S-4 (SEC File No. 333-77063) (the "Registration Statement"), previously declared effective by the Securities and Exchange Commission (the "Commission"), relating to the proposed public offering of up to 4,000,000 shares of the Company's common stock, par value $.001 per share ("Common Stock"), which may be offered and sold by the Company from time to time as described in the prospectus dated May 3, 1999, and one or more supplements or amendments thereto (collectively, the "Prospectus"), all of which form a part of the Registration Statement. This opinion letter is rendered in connection with the proposed offering of 280,619 shares of Common Stock (the "Shares") pursuant to the certain Merger Agreement dated as of May 5, 1999 by and among the Company, The Grid Acquisition, Inc., The Grid, Inc., and the shareholders of The Grid, Inc. (the "Merger Agreement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.  Executed copy of the Registration Statement.

          2.  The Prospectus.

          3. The Amended and Restated Certificate of Incorporation of the Company, as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.
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Board of Trustees
Equity Office Properties Trust
May 5, 1999
Page 2


          4. The Second Amended and Restated Bylaws of the Company, as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          5. Memorandum to the file regarding telephonic confirmation from the staff of the Commission of the effectiveness of the Registration Statement.

          6. Certain resolutions of the Board of Directors of the Company (the "Board"), adopted by unanimous written consent on May 4, 1999, authorizing, among other things, the execution and delivery of the Merger Agreement and the offer, issuance and sale of the Shares and arrangements in connection therewith, as certified by the Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.

          7.   Executed copy of the Merger Agreement.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on applicable provisions of the Delaware General Corporation Law, as amended (the "DGCL"), and we express no opinion as to any other laws, statutes, ordinances, rules or regulations (such as federal or state securities or "blue sky" laws).

          Based upon, subject to and limited by the foregoing, we are of the opinion that, assuming delivery of the Shares by the Company against payment of the consideration for the Shares as specified in the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable under the DGCL.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely in connection with the filing by the Company of a post-effective amendment to the Registration Statement. This opinion letter should not be quoted
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Board of Trustees
Equity Office Properties Trust
May 5, 1999
Page 3

in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          We hereby consent to the filing of this opinion letter as Exhibit
5.1.1 to the above-described post-effective amendment. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                    Very truly yours,

                                    /s/ HOGAN & HARTSON L.L.P.

                                    HOGAN & HARTSON L.L.P.